UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2017

Commission File Number: 1-9852

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	11-1797126
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

295 University Avenue, Westwood, Massachusetts 02090

(Address of Principal Executive Offices, Including Zip Code)

(781) 332-0700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2017 Annual Meeting of Shareholders of Chase Corporation was held on February 7, 2017.  The following proposals were voted on at the 2017 Annual Meeting.  Each proposal is more fully described in the Company’s Definitive Proxy Statement for the 2017 Annual Meeting, as filed with the SEC on December 22, 2016.

Proposal 1 — For the election of nominees for the Board of Directors.  The ten nominees named in the Company’s Definitive Proxy Statement were elected as Directors, to serve until the 2018 Annual Meeting of Shareholders, with the following votes:

Name of Director	In Favor	Votes Withheld	Broker Non-Votes
Everett Chadwick, Jr.	7,457,118	91,247	1,193,168
Adam P. Chase	7,473,405	74,960	1,193,168
Peter R. Chase	7,463,682	84,683	1,193,168
Mary Claire Chase	7,467,465	80,900	1,193,168
John H. Derby III	7,475,778	72,587	1,193,168
Lewis P. Gack	6,425,488	1,122,877	1,193,168
George M. Hughes	5,340,767	2,207,598	1,193,168
Chad A. McDaniel	6,426,021	1,122,344	1,193,168
Dana Mohler-Faria	7,456,341	92,024	1,193,168
Thomas Wroe, Jr.	7,476,170	72,195	1,193,168

Proposal 2 — For the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2017.  The proposal passed with the following votes:

In Favor	Votes Against	Abstentions
8,676,661	14,771	50,101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

8
Chase Corporation

Dated: February 13, 2017	By:	/s/ Kenneth J. Feroldi
Kenneth J. Feroldi
Treasurer and Chief Financial Officer